Exhibit 99(1)

Hess Reports Estimated Results for the First Quarter of 2010

First Quarter Highlights:

  Net Income was $538 million compared with a loss of $59 million in the first quarter 2009
  Oil and gas production was 423,000 barrels per day, compared with 390,000 in the first quarter 2009
  Capital and exploratory expenditures were $861 million, up from $805 million in the first quarter 2009

NEW YORK--(BUSINESS WIRE)--April 28, 2010--Hess Corporation (NYSE: HES) reported net income of $538 million for the first quarter of 2010 compared with a net loss of $59 million for the first quarter of 2009. The after-tax results by major operating activity were as follows:

	Three Months Ended
	March 31, (unaudited)
	2010	2009
	(In millions, except per share amounts)
Exploration and Production	$551	$(64)
Marketing and Refining	87	102
Corporate	(48)	(49)
Interest expense	(52)	(48)

Net income (loss) attributable to Hess Corporation	$538	$(59)

Net income (loss) per share (diluted)	$1.65	$(.18)

Weighted average number of shares (diluted)	327.0	323.4

Note: See the following page for a table of items affecting the comparability of earnings between periods.

Exploration and Production earnings, including a gain on an asset sale, were $551 million in the first quarter of 2010 compared with a loss of $64 million in the first quarter of 2009. The Corporation’s oil and gas production was 423,000 barrels of oil equivalent per day in the first quarter of 2010, an increase of 8 percent from the first quarter of 2009. The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $63.62 per barrel in the first quarter of 2010 compared with $34.42 per barrel in the first quarter of 2009. The Corporation’s average worldwide natural gas selling price was $5.92 per Mcf in the first quarter of 2010 compared with $5.08 per Mcf in the first quarter of 2009.

Marketing and Refining earnings were $87 million in the first quarter of 2010 compared with $102 million in the first quarter of 2009. Refining operations generated a loss of $56 million compared with a loss of $18 million in the first quarter of 2009. During the first quarter of 2010, the fluid catalytic cracking unit at HOVENSA was shut down for a scheduled turnaround. Marketing earnings were $121 million, an increase of $20 million from the first quarter of 2009 primarily due to higher margins. Income from trading activities was $22 million, up from $19 million in the first quarter of 2009.

The following table reflects the total after-tax impact of items affecting comparability of earnings between periods (in millions):

	Three Months Ended
	March 31,
	2010	2009
Exploration and Production	$58	$(13)
Corporate	(7)	(16)
	$51	$(29)

First quarter 2010 results included a gain of $58 million related to the sale of the Corporation’s interest in the Jambi Merang natural gas development project in Indonesia. In addition, the Corporation recorded an after-tax charge of $7 million related to the previously announced repurchase of the remaining $116 million of bonds that were scheduled to mature in 2011.

Net cash provided by operating activities was $825 million compared with $625 million in the first quarter of 2009. Capital and exploratory expenditures were $861 million in the first quarter of 2010, of which $841 million related to Exploration and Production operations. Capital and exploratory expenditures for the first quarter of 2009 were $805 million, of which $759 million related to Exploration and Production operations.

At March 31, 2010, cash and cash equivalents totaled $1,370 million compared with $1,362 million at December 31, 2009. Total debt was $4,335 million at March 31, 2010 and $4,467 million at December 31, 2009. The Corporation’s debt to capitalization ratio at March 31, 2010 was 23.6 percent compared with 24.8 percent at the end of 2009.

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today. For details on the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation, with headquarters in New York, is a leading global independent energy company engaged in the exploration for and production of crude oil and natural gas, as well as in refining and in marketing refined petroleum products, natural gas and electricity. More information on Hess Corporation is available at www.hess.com.

Forward Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2010	2009	2009
Income Statement
Revenues and Non-operating Income
Sales (excluding excise taxes) and other operating revenues	$9,259	$6,915	$8,678
Equity in income (loss) of HOVENSA L.L.C.	(85)	(41)	(64)
Other, net	46	(2)	(56)

Total revenues and non-operating income	9,220	6,872	8,558

Costs and Expenses
Cost of products sold (excluding items shown separately below)	6,540	5,182	6,005
Production expenses	477	409	492
Marketing expenses	253	257	266
Exploration expenses, including dry holes
and lease impairment	151	193	157
Other operating expenses	52	48	49
General and administrative expenses	155	160	203
Interest expense	84	77	91
Depreciation, depletion and amortization	542	486	584

Total costs and expenses	8,254	6,812	7,847

Income before income taxes	966	60	711
Provision for income taxes	398	77	341

Net income (loss)	568	(17)	370
Less: Net income attributable to noncontrolling interests	30	42	12
Net income (loss) attributable to Hess Corporation	$538	$(59)	$358

Supplemental Income Statement Information
Foreign currency gains (losses), after-tax	$(1)	$(10)	$(10)
Capitalized interest	1	1	2

Cash Flow Information
Net cash provided by operating activities (*)	$825	$625	$1,271

Capital and Exploratory Expenditures
Exploration and Production
United States	$337	$315	$392
International	504	444	565

Total Exploration and Production	841	759	957
Marketing, Refining and Corporate	20	46	35

Total Capital and Exploratory Expenditures	$861	$805	$992

Exploration expenses charged to income included above
United States	$41	$53	$22
International	32	48	45

	$73	$101	$67

(*) Includes changes in working capital

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES SUPPLEMENTAL FINANCIAL DATA (UNAUDITED) (IN MILLIONS OF DOLLARS)

	March 31,	December 31,
	2010	2009
Balance Sheet Information

Cash and cash equivalents	$1,370	$1,362
Other current assets	7,410	6,625
Investments	847	913
Property, plant and equipment – net	16,536	16,627
Other long-term assets	3,786	3,938
Total assets	$29,949	$29,465

Current maturities of long-term debt	$32	$148
Other current liabilities	7,133	6,702
Long-term debt	4,303	4,319
Other long-term liabilities	4,454	4,768
Total equity excluding other comprehensive income (loss)	15,776	15,203
Accumulated other comprehensive income (loss)	(1,749)	(1,675)
Total liabilities and equity	$29,949	$29,465

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED) (IN MILLIONS OF DOLLARS)

	First Quarter 2010
	United
	States	International	Total
Sales and other operating revenues	$582	$1,532	$2,114
Other, net	(1)	55	54

Total revenues and non-operating income	581	1,587	2,168
Costs and expenses
Production expenses, including related taxes	116	361	477
Exploration expenses, including dry holes
and lease impairment	78	73	151
General, administrative and other expenses	36	31	67
Depreciation, depletion and amortization	136	383	519

Total costs and expenses	366	848	1,214

Results of operations before income taxes	215	739	954
Provision for income taxes	77	326	403

Results of operations attributable to Hess Corporation	$138	$413	$551

	First Quarter 2009
	United
	States	International	Total
Sales and other operating revenues	$167	$964	$1,131
Other, net	(2)	10	8

Total revenues and non-operating income	165	974	1,139
Costs and expenses
Production expenses, including related taxes	112	297	409
Exploration expenses, including dry holes
and lease impairment	111	82	193
General, administrative and other expenses	27	29	56
Depreciation, depletion and amortization	57	408	465

Total costs and expenses	307	816	1,123

Results of operations before income taxes	(142)	158	16
Provision (benefit) for income taxes	(53)	133	80

Results of operations attributable to Hess Corporation	$(89)	$25	$(64)

	Fourth Quarter 2009
	United
	States	International	Total
Sales and other operating revenues	$587	$1,626	$2,213
Other, net	-	(3)	(3)

Total revenues and non-operating income	587	1,623	2,210
Costs and expenses
Production expenses, including related taxes	104	388	492
Exploration expenses, including dry holes
and lease impairment	77	80	157
General, administrative and other expenses	33	40	73
Depreciation, depletion and amortization	165	397	562

Total costs and expenses	379	905	1,284

Results of operations before income taxes	208	718	926
Provision for income taxes	79	353	432

Results of operations attributable to Hess Corporation	$129	$365	$494

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2010	2009	2009
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States	71	32	76
Europe	86	88	86
Africa	118	126	105
Asia and other	14	15	15
Total	289	261	282

Natural gas liquids - barrels
United States	13	9	12
Europe	3	4	3
Asia and other	1	-	1
Total	17	13	16

Natural gas - mcf
United States	97	78	97
Europe	156	180	147
Asia and other	452	438	456
Total	705	696	700
Barrels of oil equivalent	423	390	415

Average Selling Price
Crude oil - per barrel (including hedging)*
United States	$74.40	$38.58	$70.61
Europe	55.25	35.31	58.07
Africa	62.38	31.15	61.67
Asia and other	71.67	45.86	74.59
Worldwide	63.62	34.42	63.74

Crude oil - per barrel (excluding hedging)
United States	$74.40	$38.58	$70.61
Europe	55.25	35.31	58.07
Africa	75.96	44.20	74.41
Asia and other	71.67	45.86	74.59
Worldwide	69.06	40.19	68.50

Natural gas liquids - per barrel
United States	$51.11	$29.03	$47.12
Europe	59.38	36.76	59.31
Asia and other	63.92	-	57.40
Worldwide	52.93	31.29	50.21

Natural gas - per mcf
United States	$4.63	$4.03	$3.83
Europe	5.41	6.49	4.82
Asia and other	6.37	4.70	5.60
Worldwide	5.92	5.08	5.19

* The after-tax losses from crude oil hedging activities were $83 million in the first quarter of 2010, $82 million in the first quarter of 2009 and $88 million in the fourth quarter of 2009.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES MARKETING AND REFINING SUPPLEMENTAL FINANCIAL AND OPERATING DATA (UNAUDITED)

		First	First	Fourth
		Quarter	Quarter	Quarter
		2010	2009	2009
Financial Information (in millions of dollars)

Marketing and Refining Results
Income before income taxes		$139	$162	$16
Provision (benefit) for income taxes		52	60	(1)
Results of operations attributable to Hess Corporation		$87	$102	$17

Summary of Marketing and Refining Results
Refining		$(56)	$(18)	$(40)
Marketing		121	101	45
Trading		22	19	12
Results of operations attributable to Hess Corporation		$87	$102	$17

Operating Data (barrels and gallons in thousands)

Refined Product Sales (barrels per day)
Gasoline		251	227	241
Distillates		126	150	149
Residuals		86	85	67
Other		51	39	38
Total		514	501	495

Refinery Throughput (barrels per day)
HOVENSA - Crude runs		375	410	371
HOVENSA - Hess 50% share		188	205	185
Port Reading		62	62	61

Refinery Utilization	Refinery Capacity
HOVENSA	(barrels per day)
Crude	500	75.1%	82.0%	74.1%
FCC	150	41.2%	71.4%	55.5%
Coker	58	85.0%	80.5%	75.8%
Port Reading	70	88.8%	88.2%	87.3%

Retail Marketing
Number of retail stations (a)		1,359	1,358	1,357
Convenience store revenue (in millions of dollars) (b)		$276	$255	$296
Average gasoline volume per station (gallons per month) (b)		188	199	196

(a) Includes company operated, Wilco-Hess, dealer and branded retailer.
(b) Company operated only.

CONTACT:
Hess Corporation
Investors:
Jay Wilson, 212-536-8940
or
Media:
Jon Pepper, 212-536-8550